                                                                   EXHIBIT 10.15


                            SHAREHOLDERS' AGREEMENT
                            -----------------------


     THIS AGREEMENT, dated as of March 24, 1999, by and among CyberSentry, Inc. (the "Company") and Frank Kristan, Templar Corporation, and Patriot Advisors, Incorporated (the "Shareholders"),

                              W I T N E S S E T H:

     WHEREAS, ON May 8, 1999, Telecommunications Service Center, Inc., a Florida corporation ("TSC"), filed for bankruptcy protection in Florida (the "Bankruptcy");

     WHEREAS, TSC's Second Amended Plan of Reorganization (the "Plan") contemplates that on or about March __, 1999, TSC will merge with and into the Company, with the Company being the surviving corporation (the "Merger");

     WHEREAS, the Shareholders currently hold various claims against, interests in or claims for administrative expenses in the Bankruptcy case concerning TSC ("Claims");

     WHEREAS, under the Plan and the Merger, shares of the Company's common stock, par value $.001 per share ("Common Stock"), and the Company's Class A Convertible Redeemable Participating Preferred Stock ($1.50 Liquidation Value), par value $.001 per share (the "Class A Preferred Stock"), will be issued to the Shareholders in exchange for all or a portion of their Claims; and

     WHEREAS, the parties desire to set forth certain restrictions on the transferability of the shares of Common Stock, Preferred Stock or any other class or series of capital stock of the Company that is entitled to vote in the election of directors, whether separately as a class or series or together with the Common Stock, Preferred Stock or any other such class or series ("Voting Stock") that may now or hereafter be beneficially owned by the Shareholders within the meaning of Rule 13b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Beneficially Owned"), and to make certain provisions regarding the operation and management of the Company during the term of this Agreement, with the objective of ensuring that the Shareholders do not exercise control or a controlling influence over the Company;

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, covenant and agree as follows:

     1.  Shareholder Voting.  Each Shareholder agrees that on all matters coming
         ------------------
before the shareholders of the Company for shareholder action, whether at any annual or special meeting of shareholders or pursuant to any action by written consent of shareholders, the Shareholders will vote or cause to be voted, in person or by proxy, at any annual or special meeting of shareholders of the Company, and to grant or withhold any written consent with respect to, all of the shares of Voting Stock that are Beneficially Owned by such Shareholder, in proportion to the votes cast, or the consents granted and withheld, as the case may be, by all of the other holders of shares of Voting Stock.

     2.  Restrictions on Transfers.  Each Shareholder agrees and acknowledges
         -------------------------
that such Shareholder will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer ("Transfer") any shares of Voting Stock Beneficially Owned by that Shareholder to any person who, upon the consummation of such Transfer, would Beneficially Own 5% or more of the outstanding shares of any class or series of Voting Stock; provided, however, that the foregoing restriction shall not apply to any Transfer that is made by means of "broker's transactions" within the meaning of Section 4(4) of the Securities Act of 1933, as amended (the "1933 Act"), or in transactions directly with a "market maker," as that term is defined in Section 3(a)(38) of the 1934 Act, so long as neither the Shareholder nor any person acting for or on behalf of the Shareholder solicits or arranges for the solicitation of orders to buy the securities in anticipation of or in connection with such transactions or makes any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities; and provided, further, that each Shareholder may Transfer any shares of Voting Stock to any person or entity that agrees to be bound by the terms of this Agreement as if it were a Shareholder hereunder; and provided further that each Shareholder may tender shares of Voting Stock pursuant to a tender or exchange offer that has been approved by the Board of Directors.

     3.  Term.  The obligation of the Shareholders set forth in paragraphs 1 and
         ----
2 shall continue for so long as the Shareholders Beneficially Own shares of any class or series of Voting Stock aggregating 10% or more of the aggregate number of issued and outstanding shares of that class or series.

     4.  Complete Agreement.  This Agreement represents the entire agreement
         ------------------
among the Shareholders and the Company with respect to the matters set forth herein, and the parties hereto acknowledge that there have been no representations, warranties, covenants or agreements made by any party hereto other than those contained in this Agreement.

     5.  Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be signed by the Company and one or more Shareholders, and all of which are deemed to be one and the same agreement binding upon the Company and each of the Shareholders.

     6.  Headings.  The headings of the various paragraphs of this Agreement
         --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     7.  Governing Law; Consent to Jurisdiction and Service of Process.   This
         -------------------------------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine, except for matters of corporate law, which shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

     8.  Injunctive Relief.  It is hereby agreed and acknowledged that it will
         -----------------
be impossible to measure in money the damages that would be suffered if the Shareholders fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, the Company will be irreparably damaged and will not have an adequate remedy at law. The Company shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     9.  Severability.  The invalidity or unenforceability of any provisions of
         ------------
this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the day and year first above written.


                              CYBERSENTRY, INC.


                              By: /s/ Gerald Resnick
                                 ------------------------------
                                 Name: Gerald Resnick
                                 Title: President


                                     /s/ Frank Kristan
                                 ______________________________
                                         Frank Kristan


                              TEMPLAR CORPORATION



                              By:    /s/ Frank Kristan
                                 -------------------------
                                 Name:   Frank Kristan
                                 Title:  President


                              PATRIOT ADVISORS, INCORPORATED


                              By:    /s/ Frank Kristan
                                 -------------------------
                                 Name:   Frank Kristan
                                 Title:  President

                     SINCLAIR PARTNERS LIMITED PARTNERSHIP
                                 97 Church Road
                           Easton, Connecticut 06612

                                 March 24, 1999

CyberSentry, Inc.
412 East Madison Street, Suite 1200
Tampa, Florida 33602
Attention: Gerald A. Resnick, President

Dear Mr. Resnick:

     Reference is made to the Shareholders Agreement, dated as of March 24, 1999, by and among CyberSentry, Inc. (the "Company") and Frank Kristan, Templar Corporation, and Patriot Advisors, Incorporated (the "Shareholders"), a copy of which is attached to this letter as Exhibit A. Capitalized terms used and not defined in this letter agreement shall have the meanings set forth in the Shareholders Agreement.

     Sinclair Partners Limited Partnership, a Connecticut limited partnership ("SPLP"), wishes to acquire certain shares of Voting Stock currently Beneficially Owned by the Shareholders. SPLP understands that the Transfer of these shares of Voting Stock to SPLP would be prohibited by the Shareholders Agreement unless SPLP were to agree to be bound by the terms of the Shareholders Agreement as if it were a Shareholder thereunder.

     Therefore, in order to induce the Company to agree to the Transfer to SPLP of such shares of Voting Stock, and intending to be legally bound, SPLP hereby agrees to be bound by the terms of the Shareholders Agreement as if it were a Shareholder thereunder.

                         Very truly yours,

                         SINCLAIR PARTNERS LIMITED PARTNERSHIP

                         By:  SINCLAIR ADVISORS, LTD., as General Partner


                              By:   /s/ Francis Conklin
                                 ----------------------------------------
                                        Francis Conklin, President


Acknowledged and agreed to:

CYBERSENTRY, INC.


By: /s/ Gerald A. Resnick
   --------------------------------------
     Gerald A. Resnick, President

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